EXHIBIT 23


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated June 12, 1998 on the Financial Statements of Black Hills Corporation Retirement Savings Plan included as an exhibit to this Registration Statement and to the incorporation by reference in this Registration Statement of our report dated January 28, 1998 on the Financial Statements of Black Hills Corporation and Subsidiaries included in Black Hills Corporation's Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement.


                                                 /s/ ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
August 18, 1998